Exhibit 99.1



                            SUBSCRIPTION AGREEMENT


      THIS SUBSCRIPTION AGREEMENT (this "AGREEMENT"), dated as of December ____, 2006, by and among Datascension, Inc., a Nevada corporation (the "COMPANY"), and the subscribers identified on the signature page hereto (each a "SUBSCRIBER" and collectively "SUBSCRIBERS").

      WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "1933 ACT").

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers, in the aggregate, shall purchase up to $2,169,123.00 (the "PRINCIPAL AMOUNT") of principal amount of promissory notes of the Company ("NOTE" or "NOTES"), a form of which is annexed hereto as EXHIBIT A, the interest payable on which, under certain circumstances, is convertible into shares of the Company's $.001 par value common stock (the "COMMON STOCK"), at a per share conversion price set forth in the Note ("CONVERSION PRICE"); and share purchase warrants (the "WARRANTS"), in the form annexed hereto as EXHIBIT B, to purchase shares of Common Stock (the "WARRANT SHARES"). The Notes, shares of Common Stock issuable upon conversion of the Notes (the "SHARES"), the Warrants and the Warrant Shares are collectively referred to herein as the "SECURITIES"; and

      WHEREAS, the aggregate proceeds of the sale of the Notes and the Warrants contemplated hereby shall be held in escrow pending the closing of the transactions contemplated by this Agreement pursuant to the terms of a Funds Escrow Agreement to be executed by the parties substantially in the form attached hereto as EXHIBIT C (the "ESCROW AGREEMENT").

      NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

            1. Closing. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase and the Company shall sell to each Subscriber a Note in the principal amount designated on the signature page hereto. The principal amount of the Notes to be purchased by the Subscribers on the Closing Date shall, in the aggregate, be equal to the Principal Amount. The "CLOSING DATE" shall be the date that subscriber funds representing the net amount due the Company from the Closing Purchase Price of the Offering as defined in Section 8 is transmitted by wire transfer or otherwise to or for the benefit of the Company. The consummation of the transactions contemplated herein for all Closings shall take place at the offices of Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, upon the satisfaction of all conditions to Closing set forth in this Agreement.

            2. Warrants. On the Closing Date, the Company will issue and deliver Warrants to the Subscribers as set forth on the signature page hereto. One Warrant will be issued for each $1.25 of Purchase Price, not including Principal Amount derived from outstanding interest and default interest. The per Warrant Share exercise price to acquire a Warrant Share upon exercise of a Warrant shall be $0.45. The Warrants shall be exercisable commencing on the Closing Date and shall continue to be exercisable until five years after the Closing Date.

            3. Security Interest. On November 17, 2004, the Subscribers were granted a security interest in certain assets of the Company and
Subsidiaries (as defined in Section 5(a) of this Agreement), including ownership of the Subsidiaries. The security interest was memorialized in Security Agreements which were amended as of June 12, 2006. Each Subsidiary executed and delivered to the Subscribers a form of Guaranty. The Company will execute such other agreements, documents and financing statements reasonably requested by Subscribers, which will be filed at the Company's expense with such jurisdictions, states and counties designated by the Subscribers. The Company will also execute all such documents reasonably necessary in the opinion of Subscribers to memorialize and further protect the security interest described herein. The Subscribers appointed a Collateral Agent to represent them collectively in connection with the Security Agreement. The appointment was pursuant to a Collateral Agent Agreement. The Notes and all sums due under the Notes and the Transaction Documents (as defined in Section 5(c) below) are included in the term "OBLIGATIONS" as defined in the Security Agreements and are secured by the Collateral (as defined in the Security Agreements) in the same manner and having the same priority as granted to the Subscribers pursuant to the Security Agreements. The Subsidiaries by signing this Agreement consent and agree that the Guaranties provided by them on or about November 17, 2004, include as guaranteed obligations all sums which may become due to the Subscribers under the Notes and the Transaction Documents .

            4. Subscriber's Representations and Warranties. Each Subscriber hereby represents and warrants to and agrees with the Company only as to such Subscriber that:

                  (a) Organization and Standing of the Subscribers. If the Subscriber is an entity, such Subscriber is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its assets and to carry on its business.

                  (b) Authorization and Power. Each Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of this Agreement by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Subscriber's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Notes or acquire the Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

                  (d) Information on Company. The Subscriber has been furnished with or has had access at the EDGAR Website of the Commission to the Company's Form 10-KSB for the year ended December 31, 2005 and all periodic reports filed with the Commission thereafter, but not later than five business days before the Closing Date (and in connection with all other documents and reports filed with the Commission and available through EDGAR, hereinafter referred to as the "REPORTS"). In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing (such other information is collectively, the "OTHER WRITTEN INFORMATION"), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

                  (e) Information on Subscriber. The Subscriber is, and will be at the time of the conversion of the Notes and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase of the Securities, which represents a speculative investment. The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Subscriber is accurate.

                  (f) Purchase of Notes and Warrants. On the Closing Date, the Subscriber will purchase the Notes and Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof, but Subscriber does not agree to hold the Securities for any minimum amount of time.

                  (g) Compliance with Securities Act. The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an "AFFILIATE" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate when employed in connection with the Company includes each Subsidiary [as defined in Section 5(a)] of the Company. For purposes of this definition, "CONTROL" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  (h) Shares Legend. The Shares and the Warrant Shares shall bear the following or similar legend:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN
            OPINION OF COUNSEL REASONABLY SATISFACTORY TO DATASCENSION, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (i)   Warrants Legend.  The Warrants shall bear the following

or similar legend:

            "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN
            OPINION OF COUNSEL REASONABLY SATISFACTORY TO DATASCENSION, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (j)   Notes  Legend.   The  Notes  shall  bear  the following
            legend:

            "THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DATASCENSION, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (k) Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

                  (l) Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

                  (m) No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  (n) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

                  (o) Survival. The foregoing representations and warranties shall survive the Closing Date until three years after the Closing Date.

            5. Company Representations and Warranties. The Company represents and warrants to and agrees with each Subscriber that except as set forth in the Reports or the Other Written Information and as otherwise qualified in the Transaction Documents:

                  (a) Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as disclosed in the Reports. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purpose of this Agreement, a "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company, taken either individually, or in the aggregate, as a whole. For purposes of this Agreement, "SUBSIDIARY" means, with respect to any entity at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity) of which more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity. All the Company's Subsidiaries as of the Closing Date are set forth on
SCHEDULE 5(A) hereto.

                  (b)   Outstanding  Stock.   All issued and outstanding shares
of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

                  (c) Authority; Enforceability. This Agreement, the Notes, the Warrants, the Escrow Agreement, and any other agreements delivered together with this Agreement or in connection herewith (collectively "TRANSACTION DOCUMENTS") have been duly authorized, executed and delivered by the Company and Subsidiaries (as the case may be) and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company and Subsidiaries have full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform their obligations thereunder.

                  (d) Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Company's common stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of common stock or equity of the Company or other equity interest in any of the Subsidiaries of the Company except as described on SCHEDULE 5(D). The Common stock of the Company on a fully diluted basis outstanding as of the last trading day preceding the Closing Date is set forth on SCHEDULE 5(D).

                  (e) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its Affiliates, any Principal Market (as defined in Section 9(b) of this Agreement), nor the Company's shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.

                  (f) No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 4 are true, complete and correct, neither the issuance and sale of the Securities nor the performance of the Company's obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company, except as described on
SCHEDULE 5(F) or in this Agreement, will:

                        (i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default in any material respect) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

                        (ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates; or

                        (iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any current, former or future creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

                        (iv)  result   in  the  activation  of  any  piggy-back
registration rights of any person or entity holding securities or debt of the Company or having the right to receive securities of the Company.

                  (g)   The Securities.  The Securities upon issuance:

                        (i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

                        (ii) have been, or will be, duly and validly authorized and on the date of conversion of the Notes and upon exercise of the Warrants, the Shares and Warrant Shares will be duly and validly issued, fully paid and nonassessable and, if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement, will be free trading and unrestricted;

                        (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

                        (iv) will not subject the holders thereof to personal liability by reason of being such holders provided Subscriber's representations herein are true and accurate and Subscribers take no actions or fail to take any actions required for their purchase of the Securities to be in compliance with all applicable laws and regulations; and

                        (v)   will   have  been  issued  in  reliance  upon  an
exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act.

                  (h) Litigation. Other than as described in the Reports, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

                  (i) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 ACT") and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twenty-four months.

                  (j) No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold, provided, however, that this provision shall not prevent the Company from engaging in investor relations/public relations activities consistent with past practices.

                  (k) Information Concerning Company. The Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates and all the information required to be disclosed therein. Since the last day of the fiscal year of the most recent audited financial statements included in the Reports ("LATEST FINANCIAL DATE"), and except as modified in the Other Written Information or in the Schedules hereto, there has been no Material Adverse Event relating to the Company's business, financial condition or affairs not disclosed in the Reports. The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made. The Company has not provided to the Subscribers any material non-public information.

                  (l) Stop Transfer. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

                  (m) Defaults. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not subject to nor in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to the Company's knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

                  (n)   Not  an  Integrated Offering.  Neither the Company, nor
any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTC Bulletin Board ("BULLETIN BOARD") which would impair the exemptions relied upon in this Offering or the Company's ability to timely comply with its obligations hereunder. Nor will the Company or any of its Affiliates take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company's ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities, which would impair the exemptions relied upon in this Offering or the Company's ability to timely comply with its obligations hereunder.

                  (o) No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                  (p) Listing. The Company's common stock is listed on the Bulletin Board under the symbol DSEN. The Company has not received any oral or written notice that the Common Stock is not eligible nor will become ineligible for listing on the Bulletin Board nor that the Common Stock does not meet all requirements for the continuation of such listing. The Company satisfies all the requirements for the continued quotation of the Common Stock on the Bulletin Board.

                  (q)   No  Undisclosed  Liabilities.   The  Company   has   no
liabilities   or  obligations  which  are  material,  individually  or  in  the aggregate, which are not disclosed in the Reports and Other Written Information, other than those incurred in the ordinary course of the Company's businesses since the Latest Financial Date, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as disclosed on SCHEDULE 5(Q).

                  (r) No Undisclosed Events or Circumstances. Since the Latest Financial Date, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

                  (a)Capitalization.  The  authorized  and  outstanding capital stock of the Company and Subsidiaries as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on SCHEDULE 5(D). Except as set forth on SCHEDULE 5(D), there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the
                     Company or any of its Subsidiaries. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

                  (b)Dilution.   The Company's executive officers and directors
                     understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company's equity or rights to receive equity of the Company. The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Notes, and the Warrant Shares upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.

                  (c)No Disagreements with Accountants and Lawyers.   There are
                     no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers.

                  (v) DTC Status/Transfer Agent. The Company's transfer agent is eligible to participate in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Programs. The name, address, telephone number, fax number, contact person and email address of the Company transfer agent are set forth on SCHEDULE 5(V) hereto.

                  (w)   Investment  Company.    Neither  the  Company  nor  any
Affiliate is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (x) Subsidiary Representations. The Company makes each of the representations contained in Sections 5(a), (b), (d), (e), (f), (h), (k),
(m),  (q),  (r),  (s),  (u) and (w) of this Agreement, as same relate  to  each
Subsidiary of the Company, with the same qualifications to each such representation.

                  (y) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date.

                  (z) Survival. The foregoing representations and warranties shall survive until three years after the Closing Date.

            6. Regulation D Offering. The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to Subscriber from the Company's legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers. A form of the legal opinion is annexed hereto as EXHIBIT D. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the issuance and resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants pursuant to an effective registration statement, rule 144 under the 1933 Act, or an exemption from registration.

            7. Broker. The Company on the one hand, and each Subscriber (for itself only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party's actions. Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber's own actions and not for any action of any other Subscriber. The Company represents that there are no party entitled to receive fees, commissions, or similar payments in connection with the Offering.

            8. Legal Fees and Closing Purchase Price. The Company shall pay to Grushko & Mittman, P.C., a cash fee of $25,000 ("LEGAL FEES") as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Notes and Warrants (the "OFFERING"). The Legal Fees and reimbursement for estimated UCC search fees, if any, (less any amounts paid prior to Closing) to be paid by the Company will be payable on the Closing Date out of funds held pursuant to the Escrow Agreement.

            9.    Covenants of the Company.   The  Company covenants and agrees
with the Subscribers as follows:

                  (a) Stop Orders. The Company will advise the Subscribers, within two hours after the Company receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                  (b) Listing. If applicable, the Company shall promptly secure the listing of the shares of Common Stock and the Warrant Shares upon each national securities exchange, or electronic or automated quotation system upon which they are or become eligible for listing and shall maintain such listing so long as any Notes or Warrants are outstanding. The Company will maintain the listing or quotation of its Common Stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq National Market System, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the "PRINCIPAL MARKET")), and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable. The Company will provide the Subscribers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market. As of the date of this Agreement, the Bulletin Board is the Principal Market.

                  (c) Market Regulations. If applicable, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to Subscriber.

                  (d) Filing Requirements. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will (A) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act, (B) comply in all respects with its reporting and filing obligations under the 1934 Act, (C) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act, if Company is not subject to such reporting requirements, and (D) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will use its best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until two (2) years after the Closing Date. Until the earlier of the resale of the Shares and the Warrant Shares by each Subscriber or two (2) years after the Closing Date, the Company will use its best efforts to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market. The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D and to provide a copy thereof to each Subscriber promptly after such filing.

                  (e) Use of Proceeds. The proceeds of the Offering will be employed by the Company for the purposes set forth on SCHEDULE 9(E) hereto. Except as set forth on SCHEDULE 9(E), the Purchase Price may not and will not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments of the Company, litigation related expenses or settlements, brokerage fees, nor non-trade obligations outstanding on a Closing Date. For so long as any Notes are outstanding, the Company will not prepay any financing related debt obligations, nor redeem any equity instruments of the Company.

                  (f) Reservation. Prior to the Closing Date, the Company undertakes to reserve, pro rata, on behalf of the Subscribers from its authorized but unissued Common Stock, a number of shares equal to the amount of Warrant Shares issuable upon exercise of the Warrants. Failure to have sufficient shares reserved pursuant to this Section 9(f) shall be a material default of the Company's obligations under this Agreement and an Event of Default under the Note.

                  (g) Taxes. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until the later of the payment of the Note or until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

                  (h) Insurance. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until the later of the payment of the Note or until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than one hundred percent (100%) of the insurable value of the property insured less reasonable deductible amounts; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

                  (i) Books and Records. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until the later of the payment of the Note or until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

                  (j) Governmental Authorities. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or
(ii) until the later of the payment of the Note or until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

                  (k) Intellectual Property. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until the later of the payment of the Note or until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business, unless it is sold for value.

                  (l) Properties. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until the later of the payment of the Note or until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement (as defined in Section 11.1(ii) hereof) or pursuant to Rule 144, without regard to volume limitations, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

                  (m) Confidentiality/Public Announcement. From the date of this Agreement and until the sooner of (i) two (2) years after the Closing Date, or (ii) until the later of the payment of the Note or until all the Shares and Warrant Shares have been resold or transferred by all the Subscribers pursuant to the Registration Statement or pursuant to Rule 144, without regard to volume limitations, the Company agrees that except in connection with a Form 8-K or the Registration Statement or as otherwise required in any other Commission filing, it will not disclose publicly or privately the identity of the Subscribers unless expressly agreed to in writing by a Subscriber, only to the extent required by law and then only upon five days prior notice to Subscriber. In any event and subject to the foregoing, the Company shall file a Form 8-K or make a public announcement describing the Offering not later than the first business day after the Closing Date. In the Form 8-K or public announcement, the Company will specifically disclose the amount of common stock outstanding immediately after the Closing. A form of the proposed Form 8-K or public announcement to be employed in connection with the Closing is annexed hereto as EXHIBIT E.

                  (n) Further Registration Statements. The Company will not file any registration statements, including but not limited to Forms S-8 [except as described in Section 12(a)], with the Commission or with state regulatory authorities without the consent of the Subscriber until the expiration of the "EXCLUSION PERIOD", which is defined as the sooner of until all the Shares and Warrant Shares have been resold or transferred by the Subscribers pursuant to a registration statement or Rule 144(k) under the 1933 Act, without regard to volume limitations, or the Note is no longer outstanding. The Exclusion Period will be tolled during the pendency of an Event of Default (as defined in the Note).

                  (o) Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber shall have agreed in writing to receive such information. The Company understands and confirms that each Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Company. In any event, the Company will offer to the Subscriber an opportunity to review and comment on the Registration Statement thereto between three and five business days prior to the proposed filing date thereof.

                  (p) Offering Restrictions. For so long as Notes remain outstanding, except for the Excepted Issuances, the Company will not enter into an agreement to, nor issue any equity, convertible debt or other securities convertible into Common Stock or equity of the Company nor modify any of the foregoing which may be outstanding at anytime, without the prior written consent of the Subscriber, which consent may be withheld for any reason. For so long as Notes remain outstanding, the Company will not enter into any equity line of credit or similar agreement, nor issue nor agree to issue any floating or variable priced equity linked instruments nor any of the foregoing or equity with price reset rights.

                  (q)   Negative  Covenants.     So   long  as  the  Notes  are
outstanding, without the consent of the Subscribers, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

                        (i) create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a "LIEN") upon any of its property, whether now owned or hereafter acquired except for (A) the Excepted Issuances (as defined in Section 12(a) hereof), (B) (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles; (b) carriers', warehousemen's, mechanics', material men's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company's business up to the amount of the purchase price of such property, or (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (f), a "PERMITTED LIEN") and (C) indebtedness for borrowed money which is not senior or pari passu in right of payment to the payment of the Notes;

                        (ii) amend its certificate of incorporation, bylaws or its charter documents so as to adversely affect any rights of the Subscriber;


                        (iii) repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents; or


                        (iv) engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.


                  (r) Limited Standstill. The Company will deliver to the Subscribers on or before the Closing Date and enforce the provisions of irrevocable lockup agreements ("LIMITED STANDSTILL AGREEMENTS") in the forms annexed hereto as EXHIBIT F, with the parties identified on SCHEDULE 9.1(R).

                  (s) Investment. Until all the Notes have been fully satisfied, the Company agrees that it will not directly or indirectly sell or spin-off, nor encumber, hypothecate or suffer a lien to be placed on any equity of any subsidiary of the Company or assets of any subsidiary of the Company without the consent of Subscribers.

                  (t)   Board  of  Directors.   Immediately upon the occurrence
of an Event of Default, which is subject to cure, that is not cured within any applicable cure period, the Subscriber holding the largest amount of Obligations shall have the right to appoint a number of directors to the Company's board of directors which shall comprise, after such appointment, a majority of the board of directors.

            10.   Covenants   of   the   Company   and   Subscriber   Regarding
Indemnification.

                  (a) The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers' officers, directors, agents, Affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or material breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

                  (b) Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, Affiliates, control persons against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers, relating hereto.

                  (c) In no event shall the liability of any Subscriber or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of Registrable Securities (as defined herein).

                  (d) The procedures set forth in Section 11.6 of the Subscription Agreement entered into in connection with the November 17, 2004 transactions described in Section 3 above shall apply to the indemnification set forth in Sections 10(a) and 10(b) above.

            11.1. Registration Rights. The Company hereby grants the following registration rights to holders of the Securities. If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Warrant Shares and the Settlement Shares as defined in Section 13(c) ("REGISTRABLE SECURITIES") for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Subscribers or Holder pursuant to an effective registration statement, each such time it will give at least fifteen (15) days' prior written notice to the record holder of the Registrable Securities of its intention so to do. Upon the written request of the holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Registrable Securities not previously registered, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "SELLER" or "SELLERS"). Unless instructed in writing to the contrary, the Subscribers hereby automatically exercise the registration rights granted in this Section 11.1. The Seller is hereby given the same rights and benefits as any other party identified in such registration. In the event that any registration pursuant to this Section 11.1 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 11.4 hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 11.1 without thereby incurring any liability to the Seller due to such withdrawal or delay.

            11.2. Registration Procedures. If and whenever the Company is required by the provisions of Section 11.1 to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

                  (a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement required by
Section 11, with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify Subscribers (by telecopier and by e-mail addresses provided by Subscribers) and Grushko & Mittman, P.C. (by telecopier and by email to Counslers@aol.com) on or before the first business day thereafter that the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the registration statement has been declared effective (failure to timely provide notice as required by this Section 11.2(a) shall be a material breach of the Company's obligation and an Event of Default as defined in the Notes and a Non-Registration Event as defined in Section 11.4 of this Agreement);

                  (b)   prepare  and file with the Commission  such  amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Sellers' intended method of disposition set forth in such registration statement for such period;

                  (c) furnish to the Sellers, at the Company's expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement or make them electronically available;

                  (d) use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of New York and such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                  (f) notify the Subscribers within two hours of the Company's becoming aware that a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing or which becomes subject to a Commission, state or other governmental order suspending the effectiveness of the registration statement covering any of the Registrable Securities;

                  (g) provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Sellers, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement; and

                  (h) provide to the Sellers copies of the Registration Statement and amendments thereto five business days prior to the filing thereof with the Commission.

            11.3. Provision of Documents. In connection with each registration described in this Section 11, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

            11.4. Non-Registration  Events.   The Company and  the  Subscribers
agree that the Sellers will suffer damages if the Company does not comply with its obligations set forth in Section 11.1.

            11.5. Expenses. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fee of one counsel for all Sellers are called "REGISTRATION EXPENSES." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any additional counsel to the Seller, are called "SELLING EXPENSES." The Company will pay all Registration Expenses in connection with the registration statement under
Section 11. Selling Expenses in connection with each registration statement under Section 11 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

            11.6. Indemnification and Contribution.

                  (a) In the event of a registration of any Registrable Securities under the 1933 Act pursuant to Section 11, the Company will, to the extent permitted by law, indemnify and hold harmless the Seller, each officer of the Seller, each director of the Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Seller or underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made, and will subject to the provisions of Section 11.6(c) reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Seller to the extent that any such damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) the Seller failed to send or deliver a copy of the final prospectus delivered by the Company to the Seller with or prior to the delivery of written confirmation of the sale by the Seller to the person asserting the claim from which such damages arise, (ii) the final prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, or any such controlling person in writing specifically for use in such registration statement or prospectus.

                  (b) In the event of a registration of any of the Registrable Securities under the 1933 Act pursuant to Section 11, each Seller severally but not jointly will, to the extent permitted by law, indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the 1933 Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the 1933 Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable
Securities were registered under the 1933 Act pursuant to Section 11, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the net proceeds actually received by the Seller from the sale of Registrable Securities covered by such registration statement.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 11.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 11.6(c), except and only if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 11.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties, as a group, shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                  (d) In order to provide for just and equitable contribution in the event of joint liability under the 1933 Act in any case in which either
(i) a Seller, or any controlling person of a Seller, makes a claim for indemnification pursuant to this Section 11.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11.6 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is not provided under this Section 11.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (y) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities sold by it pursuant to such registration statement; and (z) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

            11.7. Delivery of Unlegended Shares.

                  (a) Within three (3) business days (such third business day being the "UNLEGENDED SHARES DELIVERY DATE") after the business day on which the Company has received (i) a notice that Shares, Warrant Shares or Settlement Shares have been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, and (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and/or Subscriber's broker regarding compliance with the requirements of Rule 144, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in
Section 4 above, reissuable pursuant to any effective and current Registration Statement described in Section 11 of this Agreement or pursuant to Rule 144 under the 1933 Act (the "UNLEGENDED SHARES"); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Warrant Shares certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

                  (b)   In    lieu   of   delivering   physical    certificates
representing the Unlegended Shares, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Subscriber, so long as the certificates therefor do not bear a legend and the Subscriber is not obligated to return such certificate for the placement of a legend thereon, the Company must cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Subscriber's prime Broker with DTC through its Deposit Withdrawal Agent Commission system. Such delivery must be made on or before the Unlegended Shares Delivery Date.

                  (c) The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11 hereof after the Unlegended Shares Delivery Date could result in economic loss to Subscriber. As compensation to Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Delivery Date for each $10,000 of Purchase Price (as defined in the Warrants) of the Unlegended Shares subject to the delivery default. If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this
Section 11.7 for an aggregate of thirty (30) days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Shares, Warrant Shares or Settlement Shares subject to such default at a price per share equal to 115% of the Purchase Price or consideration paid for such shares less any liquidated damages accrued and actually paid for the first fifteen days of such default ("UNLEGENDED REDEMPTION AMOUNT").

                  (d) In addition to any other rights available to a Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement, within seven (7) business days after the Unlegended Shares Delivery Date and the Subscriber or a broker on the Subscriber's behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a "Buy-In"), then the Company shall pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber's total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

                  (e) In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11.7 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.7, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or any one associated or affiliated with such Subscriber has been engaged in any violation of law, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares or exercise of all or part of said Warrant shall have been sought and obtained by the Company or at the Company's request or with the Company's assistance, and the Company has posted a surety bond for the benefit of such Subscriber in the amount of 120% of the amount of the aggregate purchase price of the Common Stock and Warrant Shares which are subject to the injunction or temporary restraining order, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber's favor.

            12.   (a)   Right  of  First  Refusal.    Until  one year after the
Closing Date, the Subscribers shall be given not less than seven (7) business days prior written notice of any proposed sale by the Company of its common stock or other securities or debt obligations, except in connection with (i)
full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of corporation or other entity which holders of such securities or debt are not at any time granted registration rights, (ii) the Company's issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital which holders of such securities or debt are not at any time granted registration rights, (iii) the Company's issuance of Common Stock or the issuances or grants of options to purchase Common Stock pursuant to stock option plans and employee stock purchase plans described on SCHEDULE 5(D) hereto at prices equal to or higher than the closing price of the Common Stock on the issue date of any of the foregoing (in connection with which 500,000 shares of Common Stock may be registered on a Form S-8), (iv) as a result of the exercise of Warrants or conversion of Notes which are granted or issued pursuant to this Agreement or that have been issued prior to the Closing Date, the issuance of which has been disclosed in a Report filed not less than five
(5) days prior to the Closing Date, (v) the payment of any interest on the Notes and liquidated damages or other damages pursuant to the Transaction Documents or other securities instruments that have been issued prior to the Closing Date, the issuance of which has been disclosed in a Report filed not less than five days prior to the Closing Date, and (vi) any payment or issuance to the Subscribers in connection with the Prior Fundings (as defined in Section 13 below) (collectively the foregoing are "EXCEPTED ISSUANCES"). The Subscribers who exercise their rights pursuant to this Section 12(a) shall have the right during the seven (7) business days following receipt of the notice to purchase such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale in the same proportion to each other as their purchase of Notes in the Offering. In the event such terms and conditions are modified during the notice period, the Subscribers shall be given prompt notice of such modification and shall have the right during the seven (7) business days following the notice of modification to exercise such right.

                  (b) Favored Nations Provision. Other than in connection with the Excepted Issuances, if at any time Warrants are outstanding, the Company shall offer, issue or agree to issue any common stock or securities convertible into or exercisable for shares of common stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Warrant exercise price, without the consent of each Subscriber holding Notes, Warrants, or Warrant Shares, then the Company shall issue, for each such occasion, additional shares of Common Stock to each Subscriber so that the average per share purchase price of the shares of Common Stock issued to the Subscriber (of only the Warrant Shares still owned by the Subscriber) is equal to such other lower price per share and the Warrant exercise price shall automatically be adjusted to such other lower price. The delivery to the Subscriber of the additional shares of Common Stock shall be not later than the closing date of the transaction giving rise to the requirement to issue additional shares of Common Stock. The Subscriber is granted the registration rights described in Section 11 hereof in relation to such additional shares of Common Stock or at the election of the Subscriber, registration rights, if any, granted in connection with the dilutive issuance. For purposes of the issuance and adjustment described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in the issuance of the additional shares of Common Stock upon the sooner of the agreement to or actual issuance of such convertible security, warrant, right or option and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Warrant exercise price in effect upon such issuance. The rights of the Subscriber set forth in this Section 12 are in addition to any other rights the Subscriber has pursuant to this Agreement, any Transaction Document, and any other agreement referred to or entered into in connection herewith.

                  (c) Maximum Exercise of Rights. In the event the exercise of the rights described in Section 12(a) would or could result in the issuance of an amount of common stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in
Section 10 of the Warrant, then the issuance of such additional shares of common stock of the Company to such Subscriber will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such common stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 10 of the Warrant. The determination of when such common stock may be issued shall be made by each Subscriber as to only such Subscriber. This section shall not be applicable to Longview Fund L.P. and its Affiliates.

            13.   Modification of Prior Fundings.

                  (a) Initial Funding. On November 17, 2004, the Company issued to the Subscribers, Longview Equity Fund, L.P. ("LEF") and Longview International Equity Fund, L.P. ("LIEF"), convertible promissory notes ("INITIAL NOTES") and common stock purchase warrants ("INITIAL WARRANTS") (such transaction is the "INITIAL FUNDING"). On April 4, 2005, the Company issued a note and common stock purchase warrants to Longview Fund L.P., a Subscriber herein (the "2005 FUNDING" and "2005 NOTE" and "2005 WARRANTS", respectively). On June 12, 2006, the Company issued notes and common stock purchase warrants to the Subscribers (the "2006 FUNDING" and "2006 NOTE" and "2006 WARRANTS", respectively). Collectively, the Initial Funding, 2005 Funding and 2006 Funding are referred to as the "PRIOR FUNDINGS". In consideration of entering into this Agreement, and other good and valuable mutual consideration, receipt of which is acknowledged, the Company, Subscribers, LEF and LIEF agree to the following modifications of the terms of the Prior Fundings.

                  (b) Outstanding Amounts. The Company acknowledges and agrees that the amount of principal, interest, default interest and accrued liquidated damages in connection with the Prior Fundings and the promissory notes issued on October 3, 2006 and November 15, 2006 to Longview Fund, L.P. (such promissory notes referred to herein as "2006 PROMISSORY NOTES"), is set forth on SCHEDULE 13(B) hereto.

                  (c) Settlement Shares. The Company shall issue to the Subscribers the amount of shares of Common Stock set forth on Section 13(c) hereto ("SETTLEMENT SHARES") in lieu of and in payment for the accrued Liquidated Damages accrued as set forth in SCHEDULE 13(C) hereto. The Company acknowledges that the holding period of such Settlement Shares as determined for purposes of Rule 144 under the 1933 Act is as set forth on SCHEDULE 13(C). The Subscriber, LEF and LIEF agree that unless and until an Event of Default occurs under the Notes, interest payable in connection with notes issued in connection with the Prior Fundings or 2006 Promissory Notes shall not accrue at the default rate of interest set forth in the Transaction Documents.

                  (d) Derivative Accounting. The Subscribers and Company desire to avoid the perceived negative impact of "DERIVATIVE ACCOUNTING" methods required pursuant to EITF 00-19. Therefore, the Subscribers, LEF and LIEF hereby agree that anything to the contrary notwithstanding in any of the Transaction Documents, the Liquidated Damages payable by the Company in connection with Non-Registration Events, occurrences and events similar to those described in Section 11.7 hereof, Sections 7.1(c) and 11.4 of the Transaction Documents relating to the Prior Fundings shall be limited to twenty percent of the aggregate amount of the Obligations (as calculated pursuant to the Security Agreement after giving effect to the Offering) as of the Closing Date.

                  (e)   Holding Period.   The  modifications  described in this
Section 13 do not result in the interruption of, nor require a new holding period to begin for purposes of Rule 144 under the 1933 Act for any securities of the Company held by or issuable to the Subscriber, LEF or LIEF in connection with the Prior Fundings.

                  (f) Blocker. The Company and Subscribers agree that anything to the contrary notwithstanding in the transaction documents employed in connection with the Prior Fundings or the Transaction Documents, there shall be no limitation on the amount of Common Stock issuable to Longview Fund, L.P., LEF and LIEF upon conversion of any convertible notes, warrants, other instruments convertible, exercisable or exchangeable for Common stock or any other basis for issuance of Common stock to Longview Fund, L.P., LEF and LIEF. The "blocker percentage" of 4.99% in connection with the Prior Fundings is hereby amended to 9.99% for Alpha Capital Anstalt and its Affiliates.

                  (g) Statement of Modification. A copy of this Section 13 annexed to notes and warrants issued in connection with the Prior Fundings shall be sufficient evidence of the effectiveness of the modifications described in this Section 13.

                  (h) No Other Changes. Except as described in this Section 13, all other terms of the Prior Fundings remain in full force and effect and no other waiver or consent of any other agreement to which Subscribers and Company are parties is implied hereby.

            14.   Miscellaneous.

                  (a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to:
Datascension,  Inc., 145 S. State College Blvd., Suite  350,  Brea,  CA  92821,
Attn: Scott Kincer, President and CEO, telecopier: (714) 482-9751, with a copy by telecopier only to: Jolie G. Kahn, Esq., 17 Battery Place, Suite 300, New York, NY 10004, telecopier: (866) 705-3071, and (ii) if to the Subscriber, to: the one or more addresses and telecopier numbers indicated on the signature pages hereto, with an additional copy by telecopier only to: Grushko & Mittman, P.C., 551 Fifth Avenue, Suite 1601, New York, New York 10176, telecopier number: (212) 697-3575.

                  (b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith and in connection with the Prior Fundings represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

                  (c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

                  (d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York County, New York or in the federal courts located in New York County. THE PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                  (e) Specific Enforcement, Consent to Jurisdiction. To the extent permitted by law, the Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 14(d) hereof, each of the Company, Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                  (f)   Damages.    In  the event the Subscriber is entitled to
receive any liquidated damages pursuant to the Transactions, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.

                  (g) Independent Nature of Subscribers. The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other
Subscriber,  and  no  Subscriber  shall  be  responsible  in  any  way  for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto (including, but not limited to, the (i) inclusion of a Subscriber in the Registration Statement and (ii) review by, and consent to, such Registration Statement by a Subscriber) shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Subscriber shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

                  (h) Consent. As used in the Agreement, "consent of the Subscribers" or similar language means the consent of holders of not less than 70% of the total of the Shares issued and issuable upon conversion of outstanding Notes owned by Subscribers on the date consent is requested.

                  (i) Equal Treatment. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the parties to the Transaction Documents.






12/5/2006, 10:05 AM




                 SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (A)


      Please   acknowledge   your  acceptance  of  the  foregoing  Subscription
Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                    DATASCENSION, INC.
                                    a Nevada corporation




                                    By:_________________________________
                                           Name:
                                           Title:

                                           Dated: December _____, 2006


SUBSCRIBER                                 NOTE PURCHASE PRICE *WARRANTS
ALPHA CAPITAL ANSTALT                      $103,665.00          -0-
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein
Fax: 011-42-32323196






___________________________________________
(Signature)

* A portion of the Note Purchase Price will be deemed paid by the payment of interest and default interest owed to Alpha Capital Anstalt set forth on
Schedule 13(b) hereto. The agreed upon amount of the credit against the Note Purchase Price is $103,665.00, representing outstanding accrued interest and default interest through December 8, 2006.

APPROVED AND AGREED:

DATASCENSION INTERNATIONAL, INC.


By: ________________________________________
      Name:
      Title







12/5/2006, 10:05 AM






                 SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (B)


      Please   acknowledge   your  acceptance  of  the  foregoing  Subscription
Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

                                    DATASCENSION, INC.
                                    a Nevada corporation




                                    By:_________________________________
                                           Name:
                                           Title:

                                           Dated: November _____, 2006


SUBSCRIBER                                  NOTE PURCHASE PRICE *WARRANTS
LONGVIEW FUND, LP                           $2,065,458.00        1,280,000
600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Fax: (415) 981-5301



____________________________________________
(Signature)

* A portion of the Note Purchase Price will be paid by the deemed surrender and cancellation of Notes issued by the Company to Longview Fund, LP on October 3, 2006, November 15, 2006 and interest and default interest set forth on Schedule 13(b) hereto. The agreed upon amount of the credit against the Note Purchase Price is $1,615,458.00, representing outstanding principal and accrued interest through December 8, 2006.

APPROVED AND AGREED:

DATASCENSION INTERNATIONAL, INC.


By: ________________________________________
      Name:
      Title













                 SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (C)


      LONGVIEW EQUITY FUND, L.P. hereby acknowledges and consents to Section 13 of the foregoing Subscription Agreement. Longview Equity Fund, L.P. hereby assigns all of its right, title and interest in and related to the Prior Fundings to Longview Fund, L.P.


                                    LONGVIEW EQUITY FUND, LP
                                    600 Montgomery Street, 44th Floor
                                    San Francisco, CA 94111
                                    Fax: (415) 981-5301



                                    By: _______________________________________
                                           Name:
                                           Title:



APPROVED AND AGREED:

Datascension, Inc. acknowledges the foregoing assignment.

DATASCENSION, INC.



By: ________________________________________
      Name:
      Title














                 SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT (D)


      LONGVIEW INTERNATIONAL EQUITY FUND, L.P. hereby acknowledges and consents to Section 13 of the foregoing Subscription Agreement. Longview International Equity Fund, L.P. hereby assigns all of its right, title and interest in and related to the Prior Fundings to Longview Fund, L.P.


                                    LONGVIEW INTERNATIONAL EQUITY FUND, LP
                                    600 Montgomery Street, 44th Floor
                                    San Francisco, CA 94111
                                    Fax: (415) 981-5301



                                    By: _______________________________________
                                           Name:
                                           Title:



APPROVED AND AGREED:

Datascension, Inc. acknowledges the foregoing assignment.

DATASCENSION, INC.



By: ________________________________________
      Name:
      Title









                        LIST OF EXHIBITS AND SCHEDULES

      Exhibit A         Form of Note

      Exhibit B         Form of Warrant

      Exhibit C         Escrow Agreement

      Exhibit D         Form of Legal Opinion

      Exhibit E         Form of Form 8-K or Public Announcement

      Exhibit F         Limited Standstill Agreement

      Schedule 5(a)     Subsidiaries

      Schedule 5(d)     Additional Issuances / Capitalization

      Schedule 5(f)     Resets

      Schedule 5(q)     Undisclosed Liabilities

      Schedule 5(v)     Transfer Agent

      Schedule 9(e)     Use of Proceeds

      Schedule 9(r)     Limited Standstill Providers

      Schedule 13(b)    Outstanding Amounts

      Schedule 13(c)    Settlement Shares

















                                   EXHIBIT F

                         LIMITED STANDSTILL AGREEMENT

      This AGREEMENT (the "Agreement") is made as of the ____ day of December, 2006, by the signators hereto (each a "Holder"), in connection with his
ownership  of  shares  of  Datascension,   Inc.,   a  Nevada  corporation  (the
"Company").

      NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

      1.    BACKGROUND.

            a. Holder is the beneficial owner of the amount of shares of the Common Stock, $.001 par value, of the Company ("Common Stock") designated on the signature page hereto.

            b. Holder acknowledges that the Company has entered into on November 17, 2004, June 12, 2006 and at or about the date hereof will enter into agreements with subscribers to the Company's Notes, some of which are convertible into Common Stock ("Notes") and Warrants (the "Subscribers") (the December transactions being the "Offering"). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to assist the Subscribers in obtaining, an agreement from the Holder to refrain from selling any securities of the Company from the date of the Subscription Agreement until the end of the Exclusion Period as defined in the Subscription Agreement (the "Restriction Period"), except as described below.

      2.    SHARE RESTRICTION.

            a. Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than in connection with an offer made to all shareholders of the Company in connection with merger, consolidation or similar transaction involving the Company. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement. The Company agrees not to allow to occur any transaction inconsistent with this Agreement.

            b. Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

            c. Notwithstanding the foregoing restriction on transfer, the Holder may sell annually during the Restriction Period up to five percent (5%) of the amount of shares of Common Stock actually owned by the Holder on the Closing Date (as defined in the Subscription Agreement). However, not more than one percent (1%) of the outstanding Common Stock of the Company on the first calendar day of a month may be sold during such calendar month.

            d. Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

      3.    MISCELLANEOUS.

            a. At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

            b. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply. Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in New York County, New York.

            c. The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

            d. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

            e. This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

            f. The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

            IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

                                           HOLDER:

                                           ________________________________
                                             (Signature of Holder)

                                           ________________________________
                                             (Print Name of Holder)

					   ________________________________
                                           Number of Shares of Common Stock
                                           Beneficially Owned

                                           COMPANY:

                                           DATASCENSION, INC.

                                           By:______________________________












                                   EXHIBIT F

                  LIMITED STANDSTILL AGREEMENT (SCOTT KINCER)

      This AGREEMENT (the "Agreement") is made as of the ____ day of December, 2006, by the signators hereto (each a "Holder"), in connection with his
ownership  of  shares  of  Datascension,  Inc.,   a   Nevada  corporation  (the
"Company").

      NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

      1.    BACKGROUND.

            a. Holder is the beneficial owner of the amount of shares of the Common Stock, $.001 par value, of the Company ("Common Stock") designated on the signature page hereto.

            b. Holder acknowledges that the Company has entered into on November 17, 2004, June 12, 2006 and at or about the date hereof will enter into agreements with subscribers to the Company's Notes, some of which are convertible into Common Stock ("Notes") and Warrants (the "Subscribers") (the December transactions being the "Offering"). Holder understands that, as a condition to proceeding with the Offering, the Subscribers have required, and the Company has agreed to assist the Subscribers in obtaining, an agreement from the Holder to refrain from selling any securities of the Company from the date of the Subscription Agreement until the end of the Exclusion Period as defined in the Subscription Agreement (the "Restriction Period"), except as described below.

      2.    SHARE RESTRICTION.

            a. Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof, other than in connection with an offer made to all shareholders of the Company in connection with merger, consolidation or similar transaction involving the Company. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement. The Company agrees not to allow to occur any transaction inconsistent with this Agreement.

            b. Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

            c. Notwithstanding the foregoing restriction on transfer, the Holder may sell annually during the Restriction Period up to five percent (5%) of the amount of shares of Common Stock actually owned by the Holder on the Closing Date (as defined in the Subscription Agreement) or which the Holder purchased in open market transactions as unrestricted Common Stock. However, not more than one percent (1%) of the outstanding Common Stock of the Company on the first calendar day of a month may be sold during such calendar month.

            d. Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer the Common Stock (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described in clauses (i), (ii) or (iii), each donee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned. For purposes hereof, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin.

      3.    MISCELLANEOUS.

            a. At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Subscribers to carry out the intent and purposes of this Agreement.

            b. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply. Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in New York County, New York.

            c. The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

            d. This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

            e. This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

            f. The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

            IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

                                           HOLDER:

                                           ________________________________
                                             (Signature of Holder)

                                                    SCOTT KINCER
					   --------------------------------
                                             (Print Name of Holder)
					   ________________________________
                                           Number of Shares of Common Stock
                                           Beneficially Owned

                                           COMPANY:
                                           DATASCENSION, INC.

                                           By:______________________________








                                SCHEDULE 13(B)

Principal outstanding in connection with Prior Fundings immediately prior to Closing

Issue DateAlpha Capital AnstaltLongview Fund, L.P.
11/17/2004 	$350,000.00          $1,525,000.00
4/1/2005  	-0-                  $125,000.00
6/12/2006 	$571,429.00          $1,702,859.00
10/3/2006 	-0-                  $250,000.00
11/16/2006	-0-                  $900,000.00


Interest and Default Interest Accrued in connection with the Prior Fundings as of December 8, 2006

Alpha Capital Anstalt                                  $103,665.00

Longview Fund, L.P.                                    $465,458.00


Accrued Liquidated Damages in connection with Non-Registration Events under the Prior Fundings

Alpha Capital Anstalt                                  $150,355.00

Longview Fund, L.P.                                    $588,810.00


Principal Amount of Notes to be Credited Against Purchase Price

Longview Fund, L.P.

Note dated October 3, 2006                             $250,000.00

Note dated November 15, 2006                           $900,000.00
                                                       $1,150,000.00







                                SCHEDULE 13(C)


                               SETTLEMENT SHARES


      Liquidated Damages in connection with Non-Registration Events occurring in connection with the Prior Fundings will be paid by the issuance of 1,004,615 shares of Common Stock to Alpha Capital Anstalt and the issuance of 3,959,711 shares of Common Stock to Longview Fund, L.P.

      The commencement date for the holding periods for purposes of Rule 144 under the 1933 Act for such shares of Common Stock are set forth on the following pages.